 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 2006

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Fl 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

See Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 31, 2006, Yi Ping Chan resigned as the Interim Chief Executive Officer, Chief Operating Officer and as a member of the Board of Directors of The Singing Machine Company, Inc. (the “Company”) in order to pursue other endeavors. There was no disagreement or dispute between Mr. Chan and the Company which led to his resignation. Effective January 1, 2007, Danny Zheng, the Company’s Chief Financial Officer, will be appointed as Interim Chief Executive Officer of the Company. There are no understandings or arrangements between Mr. Zheng and any other person pursuant to which Mr. Zheng was selected as an executive officer. Mr. Zheng does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

In addition, effective December 31, 2006, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Yi Ping Chan. Pursuant to the Separation Agreement, the Company will accelerate the vesting of any unvested options which have been granted to Mr. Chan during the term of his employment with the Company and Mr. Chan will have until March 31, 2007 to exercise all options. Any options not exercised by Mr. Chan by March 31, 2007 shall be cancelled by the Company. Further, the Company agreed to make a severance payment to Mr. Chan in the aggregate amount of $72,916 beginning on January 18, 2007, and a relocation expense payment equal to $40,000 on January 4, 2007. The Company and Mr. Chan agreed to release and forever discharge each other from any and all claims, demands, causes of action, claims for relief, and damages, of whatever kind or nature, known or unknown, which Mr. Chan or the Company, as applicable, had, now has or may hereinafter have from the beginning of the world to the date of the Separation Agreement, including, without limitation, all claims and all rights which the parties may have under any and all federal, state and local laws and statutes which regulate employment, and the laws of contracts, tort and other subjects.

In addition, Mr. Chan and the Company agreed that both parties will not directly or indirectly:

•
disparage, interfere with or attempt to interfere with, the other’s reputation, goodwill, services, business and/or the other’s stockholders, directors, officers, employees, agents, representatives and any affiliates, as applicable; or

•
engage in any conduct, take any actions or make any statements (oral or written) to the public, future employers, customers, vendors, the investment community, the media, current, former or future employees of the Company, or any other third party whatsoever that is calculated to have, or reasonably likely or possibly having, the effect of undermining, disparaging or otherwise reflecting negatively or could reasonably be considered to undermine, disparage or reflect negatively, on the Company, its reputation, goodwill, services, business and/or the Company’s stockholders, directors, officers, employees, agents, representatives and any affiliates.

On December 22, 2006, the Company issued a press release announcing the resignation of Yi Ping Chan and appointment of Danny Zheng, a copy of which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Separation and Release Agreement dated as of December 8, 2006 by and between The Singing Machine Company, Inc. and Yi Ping Chan.
99.1	Press Release of The Singing Machine Company, Inc. dated as of December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: December 22, 2006	By:	/s/ Danny Zheng
Danny Zheng Chief Financial Officer